Exhibit 10.1

__________

CONSULTING SERVICES AGREEMENT

Between:

CRAILAR TECHNOLOGIES INC.

And:

KENNETH C. BARKER

Crailar Technologies Inc.
305 - 4420 Chatterton Way, Victoria, British Columbia, Canada, V8X 5J2

__________

CONSULTING SERVICES AGREEMENT

                       THIS CONSULTING SERVICES AGREEMENT is made and dated as fully executed on this 10th day of November, 2014, with an Effective Date of November 10, 2014 as set forth below.

BETWEEN:

CRAILAR TECHNOLOGIES, INC., a company incorporated
pursuant to the laws of the Province of British Columbia, Canada, and having an address for delivery and notice located at 305 -
4420 Chatterton Way, Victoria, British Columbia, Canada, V8X
5J2

(the "Company");

OF THE FIRST PART

AND:

KENNETH C. BARKER, businessperson, having an address for
notice and delivery located at 2870 Brandywine Drive, West Linn,
Oregon, U.S.A., 97068

(the "Consultant");

OF THE SECOND PART

(the Company and the Consultant being hereinafter singularly also referred to as a "Party" and collectively referred to as the
"Parties" as the context so requires).

WHEREAS:

A.                    The Company is a reporting company incorporated under the laws of the Province of British Columbia, Canada, and has its common shares listed for trading on each of the TSX Venture Exchange and the FINRA OTCQB over-the-counter bulletin board market;

B.                    The Consultant has experience in and specializes in providing reporting and non-reporting companies with valuable management and development services, and the Consultant was the Chief Executive Officer and a director of the Company prior to his recent resignation from those positions;

C.                    The Company is a "green tech" company focused on providing environmentally-friendly textile, composite, biomass and pulping solutions through the cost effective process of converting industrial hemp, flax and other bast fibre crops through its patented CRAiLAR® and CRAiLEXTM technologies (collectively, the "Business") and, as a consequence thereof, the Company is hereby desirous of continuing to retain the Consultant as a strategic advisor to the Company, and the Consultant is hereby desirous of accepting such position and providing related advisory services to the Company (collectively, the "General Services") as set forth in this Consulting Services Agreement (the "Agreement");

D.                    In accordance with the terms and conditions of a certain and underlying "Senior Executive Employment Agreement", dated for reference effective as of July 1, 2013 (the "Underlying Agreement"), as entered into between the Parties; the Parties thereby formalized the appointment of the Consultant as an employee of the Company together with the provision for certain related management and development services to be provided by the Consultant to the Company in accordance with the terms and conditions of the Underlying Agreement and, particular, in the Consultant's then role as the Chief Executive Officer of the Company; and

E.                    Since the entering into of the Underlying Agreement, and as a consequence of the Consultant's recent resignation as a director and officer of the Company and its subsidiaries, the Parties have discussed the terms and conditions of the General Services that could continue to be provided by the Consultant to the Company and, as a consequence, the Parties are entering into this Agreement to hereby replace, in their entirety, the Underlying Agreement, together with all such prior discussions, negotiations, understandings and agreements with respect to the General Services, all in accordance with the terms and conditions of this Agreement;

                       NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES AGREE AS FOLLOWS:

Article 1
DEFINITIONS, INTERPRETATION, SCHEDULE AND ENTIRE AGREEMENT

1.1                  Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)       "Agreement" means this Consulting Services Agreement as may be from time to time supplemented or amended by one or more agreements entered into by the Parties pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(b)       "Arbitration Act" means the British Columbia Arbitration Act, as amended from time to time, and the rules and regulations promulgated therein, as set forth in Article "11" herein;

(c)       "Benefits" has the meaning ascribed to it in section "4.2" herein;

(d)       "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

(e)       "Business" has the meaning ascribed to it in recital "C." herein;

(f)       "business day" means any day during which Chartered Banks are open for business in the City of Victoria, British Columbia, Canada;

(g)       "Company" means Crailar Technologies, Inc. a company incorporated pursuant to the laws of the Province of British Columbia, Canada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(h)       "Company Ethics", "Company Inventions", "Company Property", "Confidential Information", "Intellectual Property Rights", "Inventions", "Materials" and "Work Product" have the meanings ascribed to them in section "6.1" herein;

(i)       "Complete Fee Payment", "Benefits Extension", "Outstanding Expense Reimbursements" and "Options Extension" have the meanings ascribed to them in section "3.2" herein;

(j)       "Consultant" means Kenneth C. Barker, an individual;

(k)       "disability" has the meaning ascribed to it in section "3.4" herein;

(l)       "Effective Date" has the meaning ascribed to in section "3.1" herein;

(m)       "Effective Termination Date" has the meaning ascribed to it in each of sections "3.2", "3.3" and "3.4" herein, as the case may be; provided that, under all circumstances, such date does not exceed the last day of the Term;

(n)       "Expenses" has the meaning ascribed to it in section "4.3" herein;

(o)       "Fee" has the meaning ascribed to it in section "4.1" herein;

(p)       "General Services" has the meaning ascribed to it in recital "C" and section "2.1" herein;

(q)       "Indemnified Party" has the meaning ascribed to it in section "9.1" herein;

(r)       Notice of Termination" has the meaning ascribed to it in section "3.2" herein;

(s)       "Option" and "Option Plan" have the meanings ascribed to them in section "4.4" herein;

(t)       "Parties" or "Party" means, individually and collectively, the Company, and/or the Consultant, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(u)       "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Consultant and including, without limitation, and where applicable, the British Columbia Securities Commission, the TSXV and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made, if any, in connection with the transactions contemplated by this Agreement;

(v)       "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

(w)       "Term" has the meaning ascribed to it in section "3.1" herein;

(x)       "TSXV" means the TSX Venture Exchange, or any successor exchange and related entity, however formed, whether as a result of merger, amalgamation or other action; and

(y)       "Underlying Agreement" has the meaning ascribed to it in recital "D." herein.

1.2                  Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)       the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)       any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)       words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

1.3                  Entire agreement. This Agreement constitutes the entire agreement to date between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Underlying Agreement which is hereby confirmed as superseded, in its entirety, by the terms and conditions of this Agreement.

Article 2
GENERAL SERVICES AND DUTIES OF THE CONSULTANT

2.1                  General Services. During the Term the Company hereby agrees to retain the Consultant as a consultant to the Company, and the Consultant hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Consultant by, the Board of Directors consistent with such position, and the Consultant also agrees to accept such position in order to provide such advisory services as the Board of Directors shall, from time to time, reasonably assign to the Consultant and as may be necessary for the ongoing maintenance and development of the Company's various Business interests during the Term (collectively, the "General Services"); it being expressly acknowledged and agreed by the Parties that the Consultant shall initially commit and provide to the Company the General Services on a reasonably part-time basis generally not to exceed 40 hours per workweek during the Term for which the Company, as more particularly set forth herein, hereby agrees to pay and provide to the order and direction of the Consultant each of the proposed compensation amounts as set forth in Articles "4" herein.

                       In this regard it is hereby acknowledged and agreed that the Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the Chief Executive Officer of the Company, or upon the advice or instructions of such other director or officer of the Company as the Chief Executive Officer shall, from time to time, designate in times of the Chief Executive Officer's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2                  Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section 2.1 herein, it is hereby also acknowledged and agreed that Consultant will, during the Term, devote a significant portion of the Consultant's consulting time to the General Services of the Consultant as may be determined and required by the Board of Directors of the Company for the performance of said General Services faithfully, diligently, to the best of the Consultant's abilities and in the best interests of the Company and, furthermore, that the Consultant's consulting time will be prioritized at all times for the Company in that regard.

2.3                  Adherence to rules and policies of the Company. The Consultant hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant as a consultant of the Company.

Article 3
TERM AND TERMINATION

3.1                  Term of the Agreement. The term of this Agreement begins on November 10, 2014 (the "Effective Date") and ends on November 10, 2015 (the "Term"). Other than for the Company's remaining compensation obligations, if any, resulting from section "4.1" herein, this Agreement will automatically terminate at the close of business (Pacific Standard Time) on the final Business Day of the Term hereunder unless otherwise agreed to in writing by the Parties in advance.

3.2                  Termination by the Company. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company at any time during the Term by the Company's delivery to the Consultant of written notice of its intention to terminate this Agreement for any reason (the "Notice of Termination"). In such case the "Effective Termination Date" of such termination shall be the later of the date specified in the Notice of Termination and the date that is 60 calendar days after the date of delivery of such Notice of Termination. In any such event (i) the Consultant will continue to provide the General Services until the Effective Termination Date and (ii) the Company will provide and pay to the Consultant all of the following amounts and in the following manner subject, at all times, to the Consultant's ongoing material compliance with the Consultant's obligations under Article "5" herein:

(a)       all Fees (as hereinafter defined) under section "4.1" herein which would then be payable to the end of the Term and payable by the Company to the Consultant within 14 calendar days of the Effective Termination Date (the "Complete Fee Payment");

(b)       confirmation that all of the Consultant's then Benefits (as hereinafter defined) under section "4.2" herein would be extended to the Consultant until the end of the Term (the "Benefits Extension").

(c)       any Expense (as hereinafter defined) payment reimbursements under section "4.3" herein which would then be due and owing by the Company to the Consultant under this Agreement to the Effective Termination Date and, subject to the Consultant's prior compliance with the provisions of section "4.3" herein, payable within 14 calendar days of the Effective Termination Date (the "Outstanding Expense Reimbursements"); and

(d)       subject to the provisions of section "4.4" herein, all of the Consultant's then unvested stock Options (as hereinafter defined) under section "4.4", together with any other options or equity awards granted by the Company to the Consultant as at the Effective Termination Date, shall immediately vest; such that any such Options and equity awards are then fully and immediately exercisable by the Consultant until the end of the Term (the "Options Extension");

such ongoing compensation representing the Consultant's clear and unequivocal severance package for the early termination of the Consultant by the Company prior to the completion of the Term and having terminated the Underlying Agreement as partial consideration for entering into this Agreement.

3.3                  Termination by the Consultant. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Consultant if he finds alternative full-time employment during the Term by the Consultant's delivery to the Company of written Notice of Termination. In such case the "Effective Termination Date" of such termination shall be the later of the date specified in the Notice of Termination and the date that is 60 calendar days after the date of delivery of such Notice of Termination. In any such event (i) the Consultant will continue to provide the General Services until the Effective Termination Date and (ii) the Company will provide and pay to the Consultant all of the following amounts and in the following manner subject, at all times, to the Consultant's ongoing material compliance with the Consultant's obligations under Article "5" herein:

(a)       the Complete Fee Payment payable within 14 calendar days of the Effective Termination Date;

(b)       any Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date; and

(c)       subject to the provisions of section "4.4" herein, the Options Extension;

such ongoing compensation representing the Consultant's clear and unequivocal severance package for having terminated the Underlying Agreement as partial consideration for entering into this Agreement.

3.4                  Termination for disability or death. Notwithstanding any other provision of this Agreement, this Agreement will automatically terminate during the Term on the date that is 30 calendar days after either the date of death or disability of the Consultant (in such case that date being the "Effective Termination Date"). For purposes of this Agreement, the term "disability" means that the Consultant shall have been unable to provide the General Services contemplated under this Agreement for a period of 30 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Consultant and the Company; provided that if the Consultant and the Company do not agree on a physician, the Consultant and the Company shall each select a physician and those two physicians together shall select a third physician whose determination as to disability shall be binding on all Parties. In the event that this Agreement is terminated as a result of the Consultant's death or disability pursuant to this section, the Company will, subject to the Consultant's ongoing material compliance with the Consultant's obligations under Article "5" herein, continue to provide and pay to the Consultant:

(a)       the Complete Fee Payment payable within 14 calendar days of the Effective Termination Date;

(b)       any Outstanding Expense Reimbursements payable within 14 calendar days of the Effective Termination Date; and

(c)       subject to the provisions of section "4.4" herein, the Options Extension will continue as extended to the Consultant's estate as already contemplated by each Option;

such ongoing compensation representing the Consultant's clear and unequivocal severance package for having terminated the Underlying Agreement as partial consideration for entering into this Agreement.

3.5                  Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement. In addition, and without limiting the foregoing, each of sections "3.2", "3.3", "3.4" and "5.2" and Articles "6", "7", "8", "9", "11" and "12" herein shall survive the termination of this Agreement.

Article 4
COMPENSATION OF THE CONSULTANT

4.1                  Fee. It is hereby acknowledged and agreed that the Consultant shall render the General Services during the Term and the Company shall compensate the Consultant by way of the payment by the Company to the Consultant, or to the further order or direction of the Consultant as the Consultant may determine (in the Consultant's sole and absolute discretion) and advised to the Company of prior to such payment, of the gross monthly fee of U.S. $25,000.00 (the "Fee"). The Company shall pay such Fees to the Consultant (or to the Consultant's designee, as provided above) on a bi-monthly basis, with an amount equal to one-half of such Fee being paid on each of the fifteenth and thirtieth day of each month during the Term and any Renewal Period.

4.2                  Benefits. It is hereby acknowledged and agreed that, commencing on the Effective Date and ending on the earlier of the end of the Term or the Effective Termination Date in a Notice of Termination given pursuant to section "3.3" herein, the Consultant shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) which the Company provides, from time to time, to all senior management personnel and including, without limitation, the following benefits (collectively, the "Benefits"):

(a)       group health insurance;

(b)       accidental death and dismemberment insurance and including, without limitation, travel accident insurance;

(c)       group life insurance;

(d)       disability insurance;

(e)       drug coverage; and

(f)       dental coverage.

4.3                  Reimbursement of Expenses. It is hereby acknowledged and agreed that the Company will reimburse the Consultant for all pre-approved direct and reasonable expenses actually and properly incurred by the Consultant for the benefit of the Company (collectively, the "Expenses"). Such reimbursements are payable by the Company to the order, direction and account of the Consultant as the Consultant may designate in writing, from time to time, in the Consultant's sole and absolute discretion, as soon as reasonably possible after the delivery by the Consultant to the Company of written substantiation on account of each such reimbursable Expense.

4.4                  Options. Subject to the following, it is hereby acknowledged and agreed that the Consultant may be granted, from time to time during the continuance of this Agreement, or will have already been granted, during the term of the Underlying Agreement, and subject to the terms and conditions of the Company's existing share option plan (collectively, the "Option Plan"), certain incentive stock options (each being an "Option") for the purchase of certain common shares of the Company at such exercise price per Option common share and for such exercise period as set forth in each such Option grant.

In this regard, and subject also to the following, it is hereby acknowledged and agreed that the exercise of any such Options shall be subject, at all times, to such vesting and resale provisions as set forth in the Options and the Option Plan. Notwithstanding the foregoing, however, it is hereby also acknowledged and agreed that, in the event that this Agreement is terminated in accordance with either of sections "3.2", "3.3" or "3.4" herein, such portion of any then vested and unvested Options which the Consultant has not exercised as of the Effective Termination Date shall, notwithstanding the remaining exercise period of the Options, be fully exercisable by the Consultant and shall continue to be exercisable until the end of the Term (such being the Options Extension herein).

4.5                  Payment of Fee and status as a non-taxable consultant. It is hereby acknowledged and agreed that the Consultant will be classified as a non-taxable consultant of the Company for all purposes, such that all compensation which is provided by the Company to the Consultant under this Agreement, or otherwise, will be calculated on the foregoing and gross fee basis and otherwise for which no statutory taxes will first be deducted by the Company. The Consultant hereby represents, warrants and covenants that the Consultant is acting and will act only as independent contractor. The Consultant acknowledges and agrees that the Consultant will not be entitled to any employee-like benefits or any direct or indirect compensation other than that expressly set out in this Agreement. The Consultant will, as an independent contractor, collect and/or remit as required, all amounts, and will register with any workers' compensation entities or other governmental bodies, and deal with all tax and other requirements, and satisfy all applicable compliance requirements, as required or permitted under law by all municipal, provincial or federal governments. Without affecting the Consultant's other obligations in this paragraph, the Consultant will provide proof acceptable to Company, acting reasonably, of the Consultant's registrations, remittances or other tax or other compliance with applicable law, upon each such registration or remittance or upon request by the Company. The Consultant agrees that the Company will not be responsible for registering under any workers' compensation legislation or for withholding or remitting any amounts for income taxes, Canada Pension Plan, Employment Insurance, Social Security, or other deductions that would be required in an employment relationship in any jurisdiction. The Consultant will promptly indemnify the Company for any liability that the Company incurs as a result of not making such registrations or remittances or other relevant compliance.

Article 5
ADDITIONAL OBLIGATIONS OF THE CONSULTANT

5.1                  Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Consultant will provide the Board of Directors with such information concerning the results of the Consultant's General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

5.2                  Opinions, reports and advice of the Consultant. The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant's engagement hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Consultant covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant's role in respect of the Company may be made by the Consultant without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Consultant to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

Article 6
PROTECTION OF CORPORATE INTERESTS

6.1                  Definitions. In this Agreement:

(a)       Company Entities" means the Company and its subsidiary corporations, if any, to the extent that such reference does not require any subsidiary party to be added as a party to this Agreement other than as a third party beneficiary, each of whom will be expressly deemed an intended third party beneficiary of this Agreement and will have the right to enforce the terms and conditions of this Agreement;

(b)       "Company Inventions" mean all Inventions used, known, prepared, conceived or developed by the Company or any employee, agent, consultant, or personnel of the Company, including the Consultant, whether alone or with others;

(c)       "Company Property" means all Confidential Information, Work Product and Company Inventions, and for greater certainty includes all of same that have arisen since Company's incorporation notwithstanding the effective date of this Agreement;

(d)       "Confidential Information" means all information in any form (including all electronic, magnetic, physical, intangible, visual and oral forms) and whether or not such information has been marked or indicated as confidential, that is known, held, used or disclosed by or on behalf of the Company in connection with its business, and that, at the time of its disclosure: (i) is not available or known to the general public; (ii) by its nature or the nature of its disclosure, would reasonably be determined to be confidential; or (iii) is marked or indicated as proprietary or confidential; and includes trade secrets, know-how, supplier and customer information (whether past, present, future and prospective), strategic plans, source code and related data, financial information, marketing information, information as to business opportunities (including strategies and research and development), consultation records and plans, engineering data, third party data, Inventions, and Materials, whether they are trade secrets or not;

(e)       "Intellectual Property Rights" means, collectively, all proprietary rights provided or recognized under patent law, copyright law, trade-mark law, design patent or industrial design law, semi-conductor chip or mask work law, or any other applicable statutory provision or otherwise arising at law or in equity anywhere in the world, including trade secret law, that may provide or recognize any right in Materials, Inventions, know-how, or the expression or use thereof, including (i) applications, registrations, licenses, sublicenses, agreements, or any other evidence of a right in any of the foregoing, and (ii) past, present, and future causes of action, rights of recovery, and claims for damage, accounting for profits, royalties, or other relief relating, referring, or pertaining to any of the foregoing;

(f)       "Inventions" means, collectively, whether patentable or not, discoveries, inventions, innovations, ideas, suggestions, technology, methodologies, techniques, concepts, procedures, processes, protocols, treatments, methods, tests, developments, scientific or other formulae and each and every portion thereof, and any and all revisions and improvements relating to any of the foregoing;

(g)       "Materials" means, collectively, all materials in any form (including verbal, visual, magnetic, electronic, or physical), including any reports, documents, designs, compilations, products, works, and computer programs (including all source code, object code, compilers, libraries and developer tools, and any manuals, descriptions, data files, resource files and other such materials relating thereto), studies, reports, records, research, surveys, services, sales, patterns, machines, manufactures, compositions, technical data, devices, sketches, photographs, plans, drawings, specifications, samples, manuals, documents, prototypes, hardware, software and other equipment, working materials, findings and each and every portion thereof, and any and all revisions and improvements relating to any of the foregoing; and

(h)       "Work Product" means, collectively, all Materials that are conceived, developed, created, acquired, reduced to practice or otherwise made by the Consultant either alone or with others during the term of this Agreement, whether or not during regular working hours and whether or not the Consultant is or was specifically instructed to do so, that in any way relate to (i) the present or proposed programs, services, products or business of the Company, (ii) tasks assigned to the Consultant in relation to the this Agreement, or (iii) any Company Inventions or Confidential Information.

6.2                  Confidentiality. In connection with the Consultant's performance under this Agreement, the Company has furnished or may furnish to the Consultant, or the Consultant may acquire, develop or conceive of, Confidential Information, all of which the Consultant shall treat strictly in accordance with this Agreement. For greater clarity, the Parties hereby acknowledge and agree that Confidential Information can encompass information regardless of whether it was disclosed prior to the date of this Agreement or after. In connection with this:

(a)       Obligations -- at all times during and after this Agreement, the Consultant shall protect the Confidential Information using a reasonable degree of care, and shall take all reasonable steps to safeguard the Confidential Information from unauthorized disclosure, and without limiting the foregoing shall not, directly or indirectly, (i) copy or reproduce any of the Confidential Information, (ii) use any Confidential Information for any purpose other than the proper performance of the Consultant's duties, or (iii) subject to subsection "6.2(c)" herein, disclose any of the Confidential Information except strictly to those of the Company's directors, officers, consultants, attorneys, accountants, advisors and personnel to whom disclosure is necessary to carry out the Consultant's duties;

(b)       Exceptions -- this section imposes no obligation upon any person with respect to any information or part thereof that the Consultant can establish with documentary evidence that, other than as a result of a breach of this Agreement, (i) is or becomes generally available to the public rightfully without restrictions of confidentiality, or (ii) becomes available to the Consultant after the term of this Agreement from a third party (other the Company Entities) who has no obligation of confidentiality with respect thereto;

(c)       Required Disclosures -- if the Consultant is requested or required (including, without restriction, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other similar process) by any law to disclose any Confidential Information, he may disclose strictly that Confidential Information for which disclosure is required to comply with any such applicable law, provided that the Consultant (i) unless prohibited by such applicable law, provides the Company with written notice as soon as practicable in the circumstances so that the Company may contest the disclosure or seek an appropriate protective order, and (ii) cooperates reasonably and in good faith with the Company in its efforts to prevent, restrict or contest such required or requested disclosure; and

(d)       Acknowledgement -- the Consultant acknowledges and agrees that the right to maintain the confidentiality of Confidential Information, and the right to preserve the Company's goodwill therein, constitute proprietary rights which the Company is entitled to protect.

6.3                  Ownership and Intellectual Property Rights. The Consultant acknowledges and agrees that all right, title and interest (including Intellectual Property Rights) in and to all Company Property, and all services and products which embody, emulate or employ any Company Property, are and will remain fully vested in the Company or the Company Entities, as the case may be. For greater clarity, the Parties hereby acknowledge and agree that Company Property includes Confidential Information, Materials, Work Product and Company Inventions regardless of whether they were conceived, developed, prepared, known, used or disclosed prior to the date of this Agreement. In connection with this, the following provisions apply:

(a)       Assignment -- to the extent that the foregoing does not fully vest in the Company all right, title and interest (including all Intellectual Property Rights) in and to any Company Property, the Consultant hereby assigns to the Company or its nominee (or their respective successors or assigns), all of the Consultant's right, title and interest (including all Intellectual Property Rights) in and to such Company Property without further payment by the Company (and, for greater certainty, this assignment includes any future-arising Company Property, which the Consultant will be deemed to have automatically assigned pursuant to this provision as it arises without further instrument);

(b)       Opportunities--if the Consultant's access, possession, use or creation of Company Property should give rise to a business opportunity to commercially exploit the Company Property, any such exploitation by the Consultant, directly or indirectly, is strictly prohibited;

(c)       Disclosure -- the Consultant shall promptly disclose to the Company, or any persons designated by the Company, all Inventions prepared, conceived, or developed by the Consultant in connection with this Agreement or the business of the Company, and agrees that all such Inventions are Company Inventions, in and to which the Company has all right, title and interest (including all Intellectual Property Rights) under this section;

(d)       Third Party Rights -- the Consultant shall not to introduce into any Work Product or any Company Invention any third-party Intellectual Property Right without first obtaining the written consent of the Company and, if requested by the Company, the third-party rights holder;

(e)       Work for Hire -- for purposes of the copyright laws of the United States of America, to the extent (if any) that such laws are applicable to any Work Product, to this Agreement, or to the Consultant, all Work Product shall be considered a work made for hire and the Company shall be considered the author thereof; and

(f)       Moral Rights -- the Consultant hereby irrevocably waives for the benefit of the Company Entities and their successors or assigns any and all of the Consultant's moral rights or "droits d'autuers" in respect of the Work Product.

6.4                  Return on Destruction. Upon the request of the Company, the Consultant shall immediately return or cause to be returned to the Company all originals and copies in any form of Company Property (including Confidential Information or Work Product) in the Consultant's possession or control and shall destroy or cause to be destroyed all originals, copies or other reproductions or extracts of such Company Property. For the purposes of this paragraph, information stored in electronic form will be deemed to be destroyed when the Consultant performs a commercially reasonable application- or operating system-level delete function with respect to such data, provided that to the extent that the Consultant performs or permits any recovery or restoration of such Company Property, (i) with respect to Company Property consisting of Confidential Information, the Consultant shall at all times treat such recovered or restored information as Confidential Information hereunder, and (ii) with respect to all Company Property, the Consultant shall at all times respect, and not contest, Company's exclusive right, title and interest in same pursuant to section "6.3" herein.

6.5                  Further Assistance. The Consultant agrees to assist the Company in every proper way to obtain and, from time to time, enforce the Intellectual Property Rights to the Company Property in any and all countries, and to that end the Consultant will execute all documents for use in applying for, obtaining and enforcing the Intellectual Property Rights in and to such Company Property may desire, together with any assignments of Work Product or Company Inventions to Company or persons designated by it. The Consultant's obligations to assist the Company in obtaining and enforcing such Intellectual Property Rights in any and all countries will continue beyond the termination of this Agreement.

6.6                  Representations and Warranties. The Consultant represents and warrants that:

(a)       the Consultant is not subject to any contractual or other restriction or obligation that will in any manner limit the Consultant's obligations under sections "6.2" through "6.7" herein, inclusive; and

(b)       the Consultant does not have any continuing obligations to any person (i) with respect to any Work Product or Inventions in any way related to this Agreement that exists as of the date of this Agreement or (ii) that requires the Consultant not to disclose any information or data under this Agreement.

6.7                  Reasonableness. The Consultant agrees that monetary damages for any breach of this Agreement that relates to Confidential Information or Company Property would be inadequate for the immediate and irreparable harm that would be suffered by the Company for any such breach, and so, on any application to a court, the Company shall be entitled to temporary and permanent injunctive relief against the Consultant without the necessity of proving actual damage to the Company.

Article 7
NON-COMPETITION AND NON-SOLICITATION

7.1                  Non-Competition. The Consultant acknowledges that the Consultant's General Services under this Agreement are of special, unique and extraordinary character which give the Consultant value to the Company; the loss of which cannot adequately be compensated in damages or by an action at law. In addition to, and not in limitation of any other restrictive covenant which may be binding on the Consultant, the Consultant shall not anywhere in North America and Europe, for a period of one year after the termination of this Agreement for any reason in any manner whatsoever:

(a)       carry on, engage in, or be concerned with or interested in; or

(b)       permit the Consultant's name or any part thereof to in any manner whatsoever to be used or connected with any business that is, or any interest in any business that is;

in direct competition with the business of the Company or any of its subsidiaries.

7.2                  Reasonableness of restrictions. The Consultant agrees that:

(a)       all restrictions contained in section "7.1" herein are reasonable and valid in the circumstances and all defences to the strict enforcement thereof by the Company are hereby waived by the Consultant;

(b)       the remedy available to the Company at law for any breach by him of section "7.1" herein will be inadequate and that the Company, on any application to a Court, shall be entitled to temporary and permanent injunctive relief against the Consultant without the necessity of proving actual damage to the Company; and

(c)       if the foregoing covenant is found to be unreasonable to any extent by a court of competent jurisdiction adjudicating upon the validity of the covenant, whether as to the scope of the restriction, the area of the restriction or the duration of the restriction, then such restriction shall be reduced to that which is in fact declared reasonable by such court, or a subsequent court of competent jurisdiction, requested to make such a declaration.

7.3                  Non-Solicitation. The Consultant hereby agrees that the Consultant will not, during the period commencing on the Effective Date hereof and ending one year following the termination of this Agreement for any reason, be a party to or abet any solicitation of customers, clients, referral services, consultants or suppliers of the Company or any of its subsidiaries, to transfer business from the Company or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Company or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

Article 8
ADDITIONAL OBLIGATIONS OF THE PARTIES

8.1                  Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party, or of any of the other Party's respective subsidiaries, which may come to the Party's knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party's respective business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

8.2                  Compliance with applicable laws. Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 9
INDEMNIFICATION AND LEGAL PROCEEDINGS

9.1                  Indemnification. The Parties hereby each agree to indemnify and save harmless the other Party and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees, consultants and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

9.2                  No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

9.3                  Claim of indemnification. The Parties agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

9.4                  Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either Party, the Indemnified Party will give the relevant Party prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

9.5                  Settlement. No admission of liability and no settlement of any action shall be made without the mutual consent of each of the Parties, such consent not to be unreasonable withheld.

9.6                  Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)       such counsel has been authorized by the relevant Party;

(b)       the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)       the named parties to any such action include that any Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party and the Indemnified Party; or

(d)       there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party.

Article 10
FORCE MAJEURE

10.1                Events. If either Party is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.2                Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "10.1" herein, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 11
ARBITRATION

11.1                Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

11.2                Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "11.3" herein.

11.3                Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson shall fix a time and place in the City of Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the arbitrators shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

11.4                Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 12
GENERAL PROVISIONS

12.1                No assignment. This Agreement may not be assigned by any Party except with the prior written consent of the other Parties.

12.2                Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

12.3                Time of the essence. Time will be of the essence of this Agreement.

12.4                Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties and their respective heirs, executors, administrators and assigns.

12.5                Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States of America.

12.6                Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

12.7                Representation and costs. It is hereby acknowledged by each of the Parties that McMillan LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Consultant has been required by each of McMillan LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties that McMillan LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party to the role and capacity of McMillan LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, McMillan LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by McMillan LLP, shall be at the cost of the Company.

12.8                  Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada, and the federal laws of Canada applicable thereto.

12.9                Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

12.10              Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

12.11              Counterparts. This Agreement may be signed by the Parties in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

12.12              No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

12.13              Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c) constitute a general waiver under this Agreement; or

(d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

                       IN WITNESS WHEREOF the Parties have hereunto set their respective hands and seals as at the Effective Date as herein determined.

CRAILAR TECHNOLOGIES, INC., the Company herein, by its authorized signatory: /s/ Lesley Hayes Name: Lesley Hayes Title: Chairman	) ) ) ) ) ) ) )

SIGNED, SEALED and DELIVERED by
KENNETH C. BARKER,
the Consultant herein, in the presence of:

/s/ Thomas Deutsch
Witness Signature

1500 - 1055 W. Georgia St., Vancouver, BC
Witness Address

Thomas J. Deutsch, Lawyer
Witness Name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Kenneth C. Barker KENNETH C. BARKER

__________